Reimagining Mental Health Q3 2026 Earnings Presentation • November 5, 2026 Exhibit 99.2

Forward-Looking Statements DISCLAIMERS Cautionary Note Regarding Forward-Looking Statements This presentation and related oral statements, including during any question and answer portion of the presentation, contain forward-looking statements about LifeStance Health Group, Inc. and its subsidiaries (“LifeStance”) and the industry in which LifeStance operates, including statements regarding: full-year and fourth quarter guidance and management’s related assumptions; the Company's financial position; business plans and objectives; our share repurchase authorization and repurchases thereunder; including planned capital allocation; and potential for disciplined acquisitions; operating results; working capital and liquidity; and other statements contained in this presentation that are not historical facts. These statements are subject to known and unknown uncertainties and contingencies outside of LifeStance's control and which are largely based on our current expectations and projections about future events and financial trends that we believe may affect LifeStance's financial condition, results of operations, business strategy, and prospects. LifeStance's actual results, events, or circumstances may differ materially from these statements. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions, including, among other things: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed; the impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may harm our business; if our or our vendors' security measures fail or are breached and unauthorized access to our employees', patients' or partners' data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and the other factors set forth in our filings with the Securities and Exchange Commission. The forward-looking statements, together with statements relating to our past performance, should not be regarded as a reliable indicator of our future performance. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as may be required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future mergers, dispositions, joint ventures, or investments. Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by LifeStance may differ from the non-GAAP financial measures used by other companies. A reconciliation of these measures to the most directly comparable U.S. GAAP measure is included in the Appendix to these slides or as otherwise described in these slides. Market and Industry Data This presentation also contains information regarding our market and industry that is derived from third-party research and publications. This information involves a number of assumptions and limitations. Forecasts, assumptions, expectations, beliefs, estimates and projections involve risk and uncertainties and are subject to change based on various factors.

LifeStance: Reimagining Mental Healthcare

OUR MISSION Increasing access to trusted, affordable, and personalized mental healthcare

OUR VISION A truly healthy society where mental and physical healthcare are unified to make lives better

Building the Leading Outpatient Mental Health Platform

1. **National platform** with unmatched scale
2. **Multidisciplinary clinician model** composed of W-2 employed psychiatrists, APNs, psychologists & therapists
3. **Tech-enabled platform** supporting **hybrid model** of virtual and in-person care
4. **In-network reimbursement** providing affordable access to high-quality care

8,863
Clinicians
11% Y/Y Growth

$1,677M
Revenue | TTM[1]
23% Y/Y TTM[1] Growth

10.2M
Visits | TTM[1]

575+
Centers
in 34 States

Note: Unless otherwise stated, data is as of September 30, 2026; [1] Trailing twelve months

3

Q3 2026 Highlights Q3 Revenue of $455.9 million increased +25% year-over-year Total clinicians of 8,863 increased +11% year-over-year; 321 net clinician adds in Q3 Q3 visit volumes of 2.7 million increased +17% year-over-year Q3 Center Margin of $161.4 million, or 35.4% as a percentage of revenue Q3 Adjusted EBITDA of $68.4 million, or 15.0% as a percentage of revenue Ended Q3 with a Cash position of $218.8 million Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Amounts are unaudited.

Clinicians Q3 2026 Results Adjusted EBITDA (in $M) Center Margin (in $M) Revenue (in $M) 11.1% 15.0% 32.0% 35.4% Center Margin (% of total revenue) +38% +25% +11% +70% Adj. EBITDA (% of total revenue) Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Amounts are unaudited.

Quarterly Trends Clinicians Adjusted EBITDA (in $M) Adj. EBITDA (% of total revenue) Center Margin (in $M) Revenue (in $M) Center Margin (% of total revenue) 32.0% 33.0% 33.7% 35.2% 35.4% 11.1% 12.8% 12.7% 15.2% 15.0% Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Amounts above may not cross-foot due to rounding. Amounts are unaudited.

Balance Sheet, Cash Flow, and Capital Allocation *Long-Term Debt is Net of Current Portion and Unamortized Discount and Debt Issue Costs Balance Sheet & Cash Flow Capital Allocation Evolving from purely growth mindset to balanced set of objectives that include operational excellence, profitable growth, and disciplined capital deployment $256M Net Long-term Debt* Cash & Cash Equivalents $219M $170M Operating Cash Flow (YTD) $37M Capital Expenditures (YTD) New Centers Selective deployment to enable clinician and market growth Opened 8 new centers in Q3 and 20 YTD Acquisitions Disciplined investments to drive growth Completed 1 tuck-in acquisition in Q3 and 4 YTD

2026 Guidance (All $ in M) FY 2026 Q4 2026 Revenue $1,741 – $1,761 (Raised from $1,685 - $1,725) $446 – $466 Center Margin $599 – $613 (Raised from $570 - $594) $149 – $163 Adj. EBITDA $242 – $250 (Raised from $215 - $235) $56 – $64 Note: Center Margin and Adjusted EBITDA anticipated for fourth quarter of 2026 and full year 2026 are calculated in a manner consistent with the historical presentation of these measures in the Appendix to this presentation. Reconciliation for the forward-looking fourth quarter of 2026 and full year 2026 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. Planning Assumptions Assumes 20 to 30 new center openings

Appendix

Quarterly Statements of Operations and Comprehensive Income (Loss)

(in millions, except per share amounts)	2026			2025			
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total revenue	**$455.9**	**$435.4**	**$403.5**	**$382.2**	**$363.8**	**$345.3**	**$333.0**
Operating expenses							
Center costs, excluding depreciation and amortization	294.5	282.3	267.5	255.9	247.2	236.9	223.2
General and administrative expenses	113.4	108.1	100.3	94.8	95.6	97.4	94.4
Depreciation and amortization	14.9	14.2	13.3	13.4	13.6	14.0	13.8
Income (loss) from operations	**$33.1**	**$30.7**	**$22.3**	**$18.1**	**$7.4**	**($3.0)**	**$1.6**
Other expense							
Loss on remeasurement of contingent consideration	(2.3)	(0.0)	(0.0)	—	—	—	—
Transaction costs	(0.5)	(0.4)	(0.5)	—	—	—	—
Interest expense, net	(2.5)	(2.6)	(1.8)	(2.9)	(2.8)	(2.9)	(3.1)
Other expense	(0.3)	(0.1)	(0.2)	(0.0)	(0.0)	(0.1)	(0.0)
Total other expense	(5.7)	(3.2)	(2.5)	(2.9)	(2.8)	(3.0)	(3.1)
Income (loss) before income taxes	**$27.4**	**$27.5**	**$19.8**	**$15.2**	**$4.6**	**($5.9)**	**($1.5)**
Income tax (provision) benefit	(5.0)	(3.8)	(5.5)	(3.5)	(3.5)	2.2	2.2
Net income (loss)	**$22.4**	**$23.6**	**$14.2**	**$11.7**	**$1.1**	**($3.8)**	**$0.7**
Earnings (loss) per share							
Basic	0.06	0.06	0.04	0.03	0.00	(0.01)	0.00
Diluted	0.06	0.06	0.04	0.03	0.00	(0.01)	0.00
Weighted-average shares outstanding							
Basic	381.2	383.5	387.3	387.0	387.0	386.7	383.3
Diluted	391.2	387.3	395.1	396.0	388.9	386.7	390.7
Net income (loss)	**$22.4**	**$23.6**	**$14.2**	**$11.7**	**$1.1**	**($3.8)**	**$0.7**
Other comprehensive loss							
Unrealized losses on cash flow hedge, net of tax	—	—	—	—	(0.3)	(0.3)	(0.3)
Comprehensive income (loss)	**$22.4**	**$23.6**	**$14.2**	**$11.7**	**$0.7**	**($4.1)**	**$0.4**

Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited.

10

2026 2025 ($M) Q3 Q2 Q1 Q4 Q3 Q2 Q1 Income (loss) from operations $33.1 $30.7 $22.3 $18.1 $7.4 ($3.0) $1.6   Adjusted for:   Depreciation and amortization 14.9 14.2 13.3 13.4 13.6 14.0 13.8 General and administrative expenses (1) 113.4 108.1 100.3 94.8 95.6 97.4 94.4 Center Margin $161.4 $153.0 $135.9 $126.3 $116.6 $108.4 $109.8 Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited. (1) Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.  Quarterly GAAP to Non-GAAP Reconciliations – Center Margin

LifeStance HEALTH

Quarterly GAAP to Non-GAAP Reconciliations – Adjusted EBITDA

	2026			2025			
($M)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net income (loss)	**$22.4**	**$23.6**	**$14.2**	**$11.7**	**$1.1**	**($3.8)**	**$0.7**
Adjusted for:							
Interest expense, net	2.5	2.6	1.8	2.9	2.8	2.9	3.1
Depreciation and amortization	14.9	14.2	13.3	13.4	13.6	14.0	13.8
Income tax provision (benefit)	5.0	3.8	5.5	3.5	3.5	(2.2)	(2.2)
Loss on remeasurement of contingent consideration	2.3	0.0	0.0	—	—	—	—
Stock-based compensation	18.2	19.7	15.2	16.7	18.3	21.1	18.6
Loss on disposal of assets	0.3	0.1	0.2	0.0	0.0	0.1	0.0
Transaction costs (1)	0.5	0.4	0.5	—	—	—	—
Executive transition costs	—	—	—	0.1	0.6	0.5	0.2
Litigation costs (2)	0.0	0.1	(0.2)	0.1	(0.1)	1.0	0.2
Strategic initiatives (3)	1.7	0.9	0.1	—	—	—	—
Real estate optimization and restructuring charges (4)	(0.0)	(0.0)	—	(0.0)	(0.0)	(0.1)	(0.0)
Amortization of cloud-based software implementation costs (5)	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Adjusted EBITDA	**$68.4**	**$66.0**	**$51.1**	**$48.8**	**$40.2**	**$34.0**	**$34.6**

Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited.

(1) - Primarily includes capital markets advisory, consulting, accounting and legal expenses related to the underwritten public offerings of shares of our common stock by certain selling stockholders completed in the three and nine months ended September 30, 2026.

(2) - Litigation costs, net of insurance recoveries, include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During each of the three and nine months ended September 30, 2026 and 2025, litigation costs included cash expenses related to certain litigation matters, including a privacy class action litigation, and for the three and nine months ended September 30, 2025, a compensation model class action litigation.

(3) - Strategic initiatives consist of expenses directly related to evaluating and implementing a critical enterprise-wide scalable electronic health resources system in connection with our significant expansion. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to this enterprise-wide system. We considered the frequency and scale of this enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.

(4) -.Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which included certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint during 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the three and nine months ended September 30, 2026 and 2025, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.

(5) - Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive income (loss).

12

LifeStance HEALTH

Non-GAAP Financial Metrics

	2026			2025			
($M)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Key Metrics							
Clinicians	**8,863**	**8,542**	**8,349**	**8,040**	**7,996**	**7,708**	**7,535**
Total Revenue	**$455.9**	**$435.4**	**$403.5**	**$382.2**	**$363.8**	**$345.3**	**$333.0**
Center costs, excluding depreciation and amortization	294.5	282.3	267.5	255.9	247.2	236.9	223.2
Center Margin (Non-GAAP)	**$161.4**	**$153.0**	**$135.9**	**$126.3**	**$116.6**	**$108.4**	**$109.8**
% Margin	*35.4%*	*35.2%*	*33.7%*	*33.0%*	*32.0%*	*31.4%*	*33.0%*
General and administrative expenses	113.4	108.1	100.3	94.8	95.6	97.4	94.4
Depreciation and amortization	14.9	14.2	13.3	13.4	13.6	14.0	13.8
Income (loss) from operations	**33.1**	**30.7**	**22.3**	**18.1**	**7.4**	**(3.0)**	**1.6**
Other expense							
Other expense	(10.7)	(7.0)	(8.0)	(6.4)	(6.3)	(0.8)	(0.9)
Net income (loss)	**22.4**	**23.6**	**14.2**	**11.7**	**1.1**	**(3.8)**	**0.7**
Other comprehensive loss							
Unrealized losses on cash flow hedge, net of tax	—	—	—	—	(0.3)	(0.3)	(0.3)
Comprehensive income (loss)	**$22.4**	**$23.6**	**$14.2**	**$11.7**	**$0.7**	**($4.1)**	**$0.4**
Adjusted EBITDA build							
Net income (loss)	22.4	23.6	14.2	11.7	1.1	(3.8)	0.7
Interest expense, net	2.5	2.6	1.8	2.9	2.8	2.9	3.1
Depreciation and amortization	14.9	14.2	13.3	13.4	13.6	14.0	13.8
Income tax provision (benefit)	5.0	3.8	5.5	3.5	3.5	(2.2)	(2.2)
Loss on remeasurement of contingent consideration	2.3	0.0	0.0	—	—	—	—
Stock-based compensation	18.2	19.7	15.2	16.7	18.3	21.1	18.6
Loss on disposal of assets	0.3	0.1	0.2	0.0	0.0	0.1	0.0
Transaction costs	0.5	0.4	0.5	—	—	—	—
Executive transition costs	—	—	—	0.1	0.6	0.5	0.2
Litigation costs	0.0	0.1	(0.2)	0.1	(0.1)	1.0	0.2
Strategic initiatives	1.7	0.9	0.1	—	—	—	—
Real estate optimization and restructuring charges	(0.0)	(0.0)	—	(0.0)	(0.0)	(0.1)	(0.0)
Amortization of cloud-based software implementation costs	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Adjusted EBITDA (Non-GAAP)	**$68.4**	**$66.0**	**$51.1**	**$48.8**	**$40.2**	**$34.0**	**$34.6**
% Margin	*15.0%*	*15.2%*	*12.7%*	*12.8%*	*11.1%*	*9.8%*	*10.4%*

Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited.

13

Quarterly Balance Sheets

($M)	2026 Q3	2026 Q2	2026 Q1	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Current assets							
Cash and cash equivalents	218.8	225.9	194.8	248.6	203.9	188.9	134.3
Patient accounts receivable, net	120.9	111.0	122.9	95.7	121.1	129.5	140.4
Prepaid expenses and other current assets	37.0	41.1	38.2	71.8	35.4	40.4	29.9
Total current assets	**376.8**	**378.0**	**355.9**	**416.2**	**360.4**	**358.8**	**304.6**
Property and equipment, net	166.4	164.7	161.5	161.6	162.7	160.6	163.7
Right-of-use assets	162.4	157.0	151.5	149.7	145.7	143.2	148.1
Intangible assets, net	170.0	172.8	175.1	177.7	180.8	184.0	187.3
Goodwill	1,305.4	1,304.6	1,297.0	1,293.3	1,293.3	1,293.3	1,293.3
Other noncurrent assets	5.3	4.5	4.8	5.4	6.1	6.9	7.6
Total noncurrent assets	**1,809.5**	**1,803.5**	**1,790.0**	**1,787.7**	**1,788.6**	**1,788.0**	**1,800.0**
Total assets	**$2,186.3**	**$2,181.5**	**$2,145.9**	**$2,203.9**	**$2,149.0**	**$2,146.8**	**$2,104.7**
Accounts payable	5.5	11.1	4.3	6.1	12.2	7.8	7.4
Accrued payroll expenses	129.8	149.3	117.3	143.3	113.8	129.2	99.9
Other accrued expenses	60.1	49.6	52.4	42.2	42.1	46.9	43.2
Operating lease liabilities, current	45.0	46.5	47.4	45.5	47.4	47.1	47.3
Other current liabilities	20.6	18.3	18.4	14.8	13.1	11.3	9.5
Total current liabilities	**261.1**	**274.8**	**239.7**	**252.0**	**228.6**	**242.3**	**207.4**
Long-term debt, net	255.5	259.0	262.5	265.9	269.4	272.9	276.3
Operating lease liabilities, noncurrent	160.5	154.2	148.8	148.6	144.2	143.4	149.4
Deferred tax liability, net	16.4	16.4	16.4	16.4	14.0	14.1	14.2
Other noncurrent liabilities	0.4	0.0	1.0	0.1	0.1	0.2	0.3
Total noncurrent liabilities	**432.8**	**429.6**	**428.7**	**431.0**	**427.7**	**430.6**	**440.2**
Total liabilities	**$693.9**	**$704.3**	**$668.5**	**$682.9**	**$656.2**	**$672.9**	**$647.6**
Common stock	3.8	3.8	3.9	3.9	3.9	3.9	3.9
Additional paid-in capital	2,237.0	2,244.1	2,267.9	2,325.8	2,309.1	2,291.1	2,270.2
Accumulated other comprehensive income	—	—	—	—	—	0.3	0.6
Accumulated deficit	(748.4)	(770.8)	(794.4)	(808.6)	(820.3)	(821.4)	(817.6)
Total stockholders' equity	**1,492.4**	**1,477.1**	**1,477.4**	**1,521.0**	**1,492.7**	**1,473.9**	**1,457.1**
Total liabilities and stockholders' equity	**$2,186.3**	**$2,181.5**	**$2,145.9**	**$2,203.9**	**$2,149.0**	**$2,146.8**	**$2,104.7**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

14

Statements of Cash Flows

($M)	Nine Months Ended Q3'26	Six Months Ended Q2'26	Q1'26	Nine Months Ended Q3'25	Six Months Ended Q2'25	Q1'25
CASH FLOWS FROM OPERATING ACTIVITIES						
Net income (loss)	**$60.2**	**$37.9**	**$14.2**	**($2.0)**	**($3.1)**	**$0.7**
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:						
Depreciation and amortization	42.5	27.6	13.3	41.3	27.8	13.8
Non-cash operating lease costs	32.7	21.7	10.7	31.3	20.7	10.2
Stock-based compensation	53.1	34.9	15.2	58.0	39.7	18.6
Amortization of discount and debt issue costs	0.8	0.5	0.3	0.8	0.5	0.3
Other, net	4.4	1.3	0.1	1.4	0.8	0.4
Change in operating assets and liabilities, net of businesses acquired:						
Patient accounts receivable, net	(24.4)	(14.4)	(27.0)	10.7	2.3	(8.6)
Prepaid expenses and other current assets	33.5	30.8	33.8	(10.4)	(15.2)	(4.5)
Accounts payable	(0.5)	3.9	(1.0)	2.9	(0.3)	(0.1)
Accrued payroll expenses	(14.1)	5.4	(26.4)	(3.7)	11.7	(17.5)
Operating lease liabilities	(34.1)	(22.5)	(10.0)	(35.8)	(23.5)	(11.9)
Other accrued expenses	16.0	6.0	9.8	(5.9)	(0.1)	(4.4)
Net cash provided by (used in) operating activities	**$170.0**	**$133.0**	**$33.1**	**$88.6**	**$61.3**	**($3.1)**
CASH FLOWS FROM INVESTING ACTIVITIES						
Purchases of property and equipment	(37.4)	(22.8)	(10.8)	(25.2)	(14.9)	(7.2)
Acquisitions of businesses, net of cash acquired	(9.6)	(9.0)	(3.1)	—	—	—
Net cash used in investing activities	**($47.0)**	**($31.8)**	**($13.9)**	**($25.2)**	**($14.9)**	**($7.2)**
CASH FLOWS FROM FINANCING ACTIVITIES						
Payments of long-term debt	(10.9)	(7.3)	—	(5.4)	(3.6)	(1.8)
Taxes related to net share settlement of equity awards	(24.9)	(24.4)	(23.9)	(8.6)	(8.4)	(8.2)
Proceeds from the exercise of stock options	5.4	5.4	—	—	—	—
Repurchases of common stock	(122.4)	(97.6)	(49.1)	—	—	—
Net cash used in financing activities	**($152.9)**	**($123.9)**	**($73.0)**	**($14.0)**	**($12.0)**	**($10.0)**
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	**($29.8)**	**($22.7)**	**($53.8)**	**$49.3**	**$34.4**	**($20.2)**
Cash and cash equivalents - beginning of period	$248.6	$248.6	$248.6	$154.6	$154.6	$154.6
CASH AND CASH EQUIVALENTS – END OF PERIOD	**$218.8**	**$225.9**	**$194.8**	**$203.9**	**$188.9**	**$134.3**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

15

Quarterly GAAP to Non-GAAP Reconciliations – Free Cash Flow (FCF)

	2026			2025			
($M)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net cash provided by (used in) operating activities	**$37.0**	**$99.9**	**$33.1**	**$57.6**	**$27.3**	**$64.4**	**($3.1)**
Purchases of property and equipment	**($14.7)**	**($12.0)**	**($10.8)**	**($10.9)**	**($10.3)**	**($7.8)**	**($7.2)**
Free Cash Flow	**$22.4**	**$87.9**	**$22.3**	**$46.6**	**$17.0**	**$56.6**	**($10.3)**

We define FCF, a non-GAAP performance measure, as net cash provided by (used in) operating activities less purchases of property and equipment. We believe that FCF is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. FCF is presented for supplemental informational purposes only and has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by (used in) operating activities. It is important to note that other companies, including companies in our industry, may not use this metric, may calculate metrics differently, or may use other financial measures to evaluate their liquidity, all of which could reduce the usefulness of this non-GAAP metrics as a comparative measure.

The above table presents a reconciliation of net cash provided by (used in) operating activities to FCF, the most directly comparable financial measure calculated in accordance with GAAP. Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited.

16

2026 2025 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Total Revenue ($M) $455.9 $435.4 $403.5 $382.2 $363.8 $345.3 $333.0 Total Visits (000s) 2,687 2,613 2,468 2,394 2,299 2,199 2,098 Total Revenue Per Visit (TRPV) $169.7 $166.6 $163.5 $159.6 $158.2 $157.0 $158.7 Subtotals in the schedule above may not foot or cross-foot due to rounding. Amounts are unaudited. Quarterly Visits and Total Revenue Per Visit